Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports First Quarter 2026 Financial Results

CANTON, Mass., (May 7, 2026) -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine and tissue innovations company focused on empowering healing through the development, manufacture, and sale of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Results Summary:

•
Net revenue of $36.3 million for the first quarter of 2026, a decrease of $50.4 million compared to net revenue of $86.7 million for the first quarter of 2025. Net revenue for the first quarter of 2026 consists of:
o
Net revenue from Advanced Wound Care products of $29.5 million, a decrease of 63% from the first quarter of 2025.
o
Net revenue from Surgical & Sports Medicine products of $6.8 million, consistent with the first quarter of 2025.
•
Net loss of $53.2 million for the first quarter of 2026, compared to a net loss of $18.8 million for the first quarter of 2025, an increase in net loss of $34.3 million.
•
Adjusted net loss of $43.7 million for the first quarter of 2026, compared to an adjusted net loss of $13.4 million for the first quarter of 2025, an increase in adjusted net loss of $30.3 million.
•
Adjusted EBITDA loss of $48.2 million for the first quarter of 2026, compared to Adjusted EBITDA loss of $12.5 million for the first quarter of 2025, an increase in EBITDA loss of $35.6 million.

“The first quarter presented a challenging start to the year, as expected; however, we remain well positioned to navigate this period of unprecedented disruption and continue to expect to drive significant market share gains in the second half of 2026,” said Gary S. Gillheeney, Sr., President, Chief Executive Officer, and Chair of the Board for Organogenesis. “We remain confident in the long-term opportunity for Organogenesis, supported by the largest, most comprehensive portfolio across multiple FDA classifications, a significant achievement with the ReNu BLA submission, and an ever-expanding body of clinical evidence.”

First Quarter 2026 Financial Results:

	Three Months Ended March 31,		Change
	2026	2025	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$29,482	$79,927	$(50,445)	(63%)
Surgical & Sports Medicine	6,768	6,766	2	0%
Net product revenue	$36,250	$86,693	$(50,443)	(58%)

Net product revenue for the first quarter of 2026 was $36.3 million, compared to $86.7 million for the first quarter of 2025, a decrease of $50.4 million, or 58%. The decrease in net product revenue was driven by a decrease of $50.4 million, or 63%, in net product revenue for Advanced Wound Care products.

Gross profit for the first quarter of 2026 was $10.5 million, or 29% of net product revenue, compared to $63.0 million, or 73% of net product revenue for the first quarter of 2025, a decrease of $52.5 million, or 83%.

Operating expenses for the first quarter of 2026 were $106.1 million compared to $113.4 million for the first quarter of 2025, a decrease of $7.3 million, or 6%. Cost of goods sold was $25.8 million for the first quarter of 2026, compared to $23.7 million for the first quarter of 2025, an increase of $2.0 million, or 9%. Selling, general and administrative expenses were $65.2 million for the first quarter of 2026, compared to $72.5 million for the first quarter of 2025, a decrease of $7.3 million, or 10%. R&D expense was $15.2 million for the first quarter of 2026, compared to $10.6 million for the first quarter of 2025, an increase of $4.5 million, or 42%. For the three months ended March 31, 2025, the Company recorded write-down expenses of $6.6 million.

Operating loss for the first quarter of 2026 was $68.9 million, compared to an operating loss of $26.7 million for the first quarter of 2025, an increase in operating loss of $42.1 million.

Total other income, net, for the first quarter of 2026 was $0.4 million, compared to $1.0 million for the first quarter of 2025, a decrease of $0.5 million.

Net loss for the first quarter of 2026 was $53.2 million, or $(0.44) per share, compared to net loss of $18.8 million, or $(0.17) per share, for the first quarter of 2025, an increase in net loss of $34.3 million, or $(0.27) per share.

Adjusted net loss was $43.7 million for the first quarter of 2026, compared to adjusted net loss of $13.4 million for the first quarter of 2025, an increase in adjusted net loss of $30.3 million.

Adjusted EBITDA loss was $48.2 million for the first quarter of 2026, compared to Adjusted EBITDA loss of $12.5 million for the first quarter of 2025, an increase in adjusted EBITDA loss of $35.6 million.

Non-GAAP operating loss was $56.0 million for the first quarter of 2026, compared to non-GAAP operating loss of $19.3 million for the first quarter of 2025, an increase in non-GAAP operating loss of $36.7 million.

As of March 31, 2026, the Company had $92.1 million in cash, cash equivalents and restricted cash and no outstanding debt obligations, compared to $94.3 million in cash, cash equivalents and restricted cash and no outstanding debt obligations as of December 31, 2025.

Fiscal Year 2026 Outlook:

For the year ending December 31, 2026, the Company now expects:

•
Total net revenue between $270.0 million and $310.0 million, representing a decline in the range of 45% to 52%, as compared to total net revenue of $564.2 million for the year ended December 31, 2025.
o
The 2026 total net revenue guidance range assumes a sequential improvement in revenue trends in the second quarter, however, at a more measured rate versus what the prior guidance assumed resulting in a first half revenue decline in the range of approximately 52% to 49% year over year. We continue to expect strong sequential revenue growth in the third and fourth quarters of 2026, however, the low-end of the guidance range now assumes a more prolonged recovery in market-related headwinds resulting in a second half revenue decline similar to the first half of 2026.

First Quarter Earnings Conference Call:

Management will host a conference call at 5:00 p.m. Eastern Time on May 7th to discuss the results of the quarter, and to provide a corporate update with a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference here. The live webcast can also be accessed via the company’s website at investors.organogenesis.com. The webcast will be archived on the company website for approximately one year.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$91,379	$93,679
Restricted cash	720	652
Accounts receivable, net	116,908	217,451
Inventories, net	28,425	29,627
Asset held for sale	2,425	2,425
Prepaid expenses and other current assets	28,644	18,354
Total current assets	268,501	362,188
Property and equipment, net	104,078	103,711
Intangible assets, net	3,437	9,145
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	53,742	55,749
Deferred tax asset, net	45,333	29,962
Other assets	16,129	9,203
Total assets	$519,992	$598,730

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity
Current liabilities:
Current portion of finance lease obligations	$508	$9,435
Current portion of operating lease obligations - related party	4,451	4,258
Current portion of operating lease obligations	4,764	4,949
Accounts payable	28,615	31,949
Accrued expenses and other current liabilities	37,683	49,533
Total current liabilities	76,021	100,124
Finance lease obligations, net of current portion	12,358	12,788
Operating lease obligations, net of current portion - related party	26,993	28,237
Operating lease obligations, net of current portion	21,787	22,470
Other liabilities	1,486	1,193
Total liabilities	138,645	164,812

Commitments and contingencies (Note 15)

Series A redeemable convertible preferred stock, $0.0001 par value; 130,000 shares authorized, issued and outstanding at March 31, 2026 and December 31, 2025; liquidation preference of $145,061 and $142,217 at March 31, 2026 and December 31, 2025, respectively.	136,792	133,789

Stockholders’ equity:
Preferred stock, $0.0001 par value; 870,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 129,403,096 and 127,680,424 shares issued; 128,674,548 and 126,951,876 shares outstanding at March 31, 2026 and December 31, 2025, respectively.	13	13
Additional paid-in capital	300,776	303,194
Accumulated deficit	(56,234)	(3,078)
Total stockholders’ equity	244,555	300,129
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$519,992	$598,730

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue:
Net product revenue	$36,250	$86,693
Grant income	978	—
Total revenue	37,228	86,693
Operating expenses:
Cost of goods sold	25,772	23,723
Selling, general and administrative	65,186	72,509
Research and development	15,161	10,640
Write-down to fair value for asset held for sale	—	6,567
Total operating expenses	106,119	113,439
Loss from operations	(68,891)	(26,746)
Other income, net:
Interest income, net	380	961
Other income, net	38	2
Total other income, net	418	963
Net loss before income taxes	(68,473)	(25,783)
Income tax benefit	15,317	6,940
Net loss and comprehensive loss	(53,156)	(18,843)
Accretion of redeemable convertible preferred stock to redemption value	(159)	(121)
Cumulative dividend on redeemable convertible preferred stock	(2,844)	(2,627)
Net loss attributable to common stockholders	$(56,159)	$(21,591)
Net loss, per share:
Basic and diluted	$(0.44)	$(0.17)
Weighted-average common shares outstanding
Basic and diluted	127,797,013	126,295,642

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(53,156)	$(18,843)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,174	3,444
Amortization of intangible assets	5,708	842
Reduction in the carrying value of right-of-use assets	2,488	1,997
Non-cash interest expense	91	69
Deferred tax benefit	(15,371)	(1,266)
Provision (adjustment) recorded for credit losses	(3,959)	873
Loss on disposal of property and equipment	-	19
Adjustment for excess and obsolete inventories	6,990	3,709
Stock-based compensation	3,636	3,367
Write-down to fair value for asset held for sale	—	6,567
Changes in operating assets and liabilities:
Accounts receivable	104,502	5,668
Inventories	(8,730)	(8,732)
Prepaid expenses and other current assets and other assets	(1,655)	(5,123)
Operating leases	(2,400)	(2,037)
Accounts payable	(2,003)	(2,496)
Accrued expenses and other current liabilities	(19,481)	(7,993)
Other liabilities	293	—
Net cash provided by (used in) operating activities	21,127	(19,935)
Cash flows from investing activities:
Purchases of property and equipment	(3,146)	(3,626)
Net cash used in investing activities	(3,146)	(3,626)
Cash flows from financing activities:
Landlord assets under construction, net of tenant allowance	(7,322)	—
Payments of withholding taxes in connection with RSUs vesting	(3,051)	(1,796)
Proceeds from the exercise of stock options	-	25
Principal repayments of finance lease obligations	(9,840)	(285)
Net cash used in financing activities	(20,213)	(2,056)
Change in cash, cash equivalents and restricted cash	(2,232)	(25,617)
Cash, cash equivalents, and restricted cash, beginning of period	94,331	136,151
Cash, cash equivalents, and restricted cash, end of period	$92,099	$110,534
Supplemental disclosure of non-cash investing and financing activities:
Accretion to redemption value and cumulative dividends on redeemable convertible preferred stock	$3,003	$2,748
Changes in purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$39	$172
Right-of-use assets obtained through finance lease obligations	$483	$—
Landlord asset additions included in accounts payable and accrued expenses and other current liabilities, net of tenant allowances	$4,067	$—
Right-of-use assets obtained through operating lease obligations	$-	$1,642

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA, adjusted net income (loss) and non-GAAP operating income (loss) to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA, adjusted net income (loss) and non-GAAP operating income (loss) help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA, adjusted net income (loss) and non-GAAP operating income (loss) provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

Adjusted EBITDA

Adjusted EBITDA consists of GAAP net loss excluding: (i) interest (income) expense, net, (ii) income tax (benefit), (iii) depreciation and amortization, (iv) amortization of intangible assets, (v) stock-based compensation expense, and (vi) additional infrequently occurring adjustments described in more detail below.

The following table presents a reconciliation of GAAP net loss to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for the periods presented:

	Three Months Ended March 31,
	2026	2025
	(Unaudited, in thousands)
Net loss	$(53,156)	$(18,843)
Interest income, net	(380)	(961)
Income tax benefit	(15,317)	(6,940)
Depreciation and amortization	4,174	3,444
Amortization of intangible assets (1)	5,708	842
EBITDA	(58,971)	(22,458)
Stock-based compensation expense	3,636	3,367
Inventory write-downs (2)	3,327	—
Restructuring charge (3)	3,858	—
Write-down to fair value for asset held for sale (4)	—	6,567
Adjusted EBITDA	$(48,150)	$(12,524)

(1)
Amount includes $4.9 million accelerated amortization of intangible assets due to a facility closure.
(2)
Amount reflects inventory write-down adjustments for excess and obsolete inventory resulting from LCD regulatory changes of $3.3 million.
(3)
Amount reflects employee severance and benefits as well as other exit costs associated with the Company’s restructuring activities of $2.8 million and inventory write-down adjustments for excess and obsolete inventory resulting from a facility closure of $1.0 million.
(4)
Amount reflects the fair value adjustment of a purchased building classified as held for sale.

Adjusted Net Loss

Adjusted net loss is defined as GAAP net loss plus (i) amortization of intangible assets and (ii) additional infrequently occurring adjustments described in more detail below, less the estimated tax on these adjustments.

The following table presents a reconciliation of GAAP net loss to non-GAAP adjusted net loss, for the periods presented:

	Three Months Ended March 31,
	2026	2025
	(Unaudited, in thousands)
Net loss	$(53,156)	$(18,843)
Amortization of intangible assets (1)	5,708	842
Inventory write-downs (2)	3,327	—
Restructuring charge (3)	3,858	—
Write-down to fair value for asset held for sale (4)	—	6,567
Tax on above	(3,481)	(2,000)
Adjusted net loss	$(43,744)	$(13,434)
(1)
Amount includes $4.9 million accelerated amortization of intangible assets due to a facility closure.
(2)
Amount reflects inventory write-down adjustments for excess and obsolete inventory resulting from LCD regulatory changes of $3.3 million.
(3)
Amount reflects employee severance and benefits as well as other exit costs associated with the Company’s restructuring activities of $2.8 million and inventory write-down adjustments for excess and obsolete inventory resulting from a facility closure of $1.0 million.
(4)
Amount reflects the fair value adjustment of a purchased building classified as held for sale.

Non-GAAP Operating Loss

Non-GAAP operating loss is defined as GAAP loss from operations plus (i) amortization of intangible assets and (ii) additional infrequently occurring adjustments described in more detail below.

The following table presents a reconciliation of GAAP net loss from operations to non-GAAP operating loss, for the periods presented:

	Three Months Ended March 31,
	2026	2025
	(Unaudited, in thousands)
Loss from operations	$(68,891)	$(26,746)
Amortization of intangible assets (1)	5,708	842
Inventory write-downs (2)	3,327	—
Restructuring charge (3)	3,858	—
Write-down to fair value for asset held for sale (4)	—	6,567
Non-GAAP operating loss	$(55,998)	$(19,337)
(1)
Amount includes $4.9 million accelerated amortization of intangible assets due to a facility closure.
(2)
Amount reflects inventory write-down adjustments for excess and obsolete inventory resulting from LCD regulatory changes of $3.3 million.
(3)
Amount reflects employee severance and benefits as well as other exit costs associated with the Company’s restructuring activities of $2.8 million and inventory write-down adjustments for excess and obsolete inventory resulting from a facility closure of $1.0 million.
(4)
Amount reflects the fair value adjustment of a purchased building classified as held for sale.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, competitive positioning and long-term opportunities. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the coverage and reimbursement levels for the Company’s products, particularly in light of CMS’ updated 2026 Medicare reimbursement and coverage changes; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in the prior periods and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (10) the Company’s ability to build out its Smithfield, Rhode Island facility on time and on budget; (11) whether the Company is able to obtain regulatory approval for and successfully commercialize ReNu; and (12) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2025 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine and tissue innovations company focused on empowering healing through the development, manufacture, and sale of solutions for the Advanced Wound Care and Surgical & Sports Medicine markets. Organogenesis offers a comprehensive portfolio of innovative regenerative products to address patient needs across the continuum of care. For more information, visit www.organogenesis.com.

Investor Inquiries:
ICR Healthcare

Mike Piccinino, CFA

OrganoIR@icrinc.com

Press and Media Inquiries:
Organogenesis

communications@organo.com